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                                                                 EXHIBIT 10(iii)

                         SEVERANCE PROTECTION AGREEMENT



          This Agreement dated as of June 28, 1994 (this "Agreement"), between National Medical Enterprises, Inc., a Nevada corporation (the "Company"), and Barry Schochet (the "Executive").

                                  WITNESSETH:

          WHEREAS, the Executive is currently employed by the Company as its President and Chief Operating Officer, Hospital Division; and

          WHEREAS, the Executive has extensive management experience in acute hospital management and the operation of the Company, and such experience is very important to the continued success of the Company, as well as to the orderly transition of the Company should a change in corporate control and ownership occur; and

          WHEREAS, the Company believes that it is in the best interests of the Company and its shareholders to enter into agreements with certain key officers, including the Executive, in order to ensure their retention.

          NOW, THEREFORE, the parties agree as follows:

          1.  DEFINITIONS.  For purposes of this Agreement, the terms set forth
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 in this Section shall have the following meanings:

              a. A "Change of Control" of the Company shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner directly or indirectly of securities of the Company representing 30% or more of the combined Voting Stock of the Company or; (ii) individuals who, as of April 1, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that (a) any individual who becomes a director of the Company subsequent to April 1, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board and (b) no individual who was elected initially (after April 1, 1994) as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board.

              b. "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, together with all Affiliates and Associates of such Person, but "Person" shall not include the Company, any subsidiary of the Company, any
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                 employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan.

            c. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            d. "Voting Stock" with respect to a corporation shall mean shares of that corporation's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

            e. "Cause" shall mean: the willful, substantial, continued and unjustified refusal of the Executive to perform the duties of his office to the extent of his ability to do so; any conduct on the part of the Executive which constitutes a breach of any statutory or common law duty of loyalty to the Company; any illegal or publicly immoral act by the Executive which materially and adversely affects the business of the Company; the physical or mental disability of the Executive as determined by the Board of Directors of the Company resulting in his inability to perform his duties hereunder; or the death of the Executive.

      2.   PAYMENTS UPON CHANGE OF CONTROL.  If a Change of Control of the
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Company occurs within two years from the date of this Agreement and at any time during the two-year period thereafter, the Executive's employment is Terminated without cause or the Executive voluntarily Terminates Employment from his position as President and Chief Operating Officer of the Hospital Division following (a) a material downward change in the functions, duties, or responsibilities which reduce the rank or position of the Executive; (b) (i) a reduction in the Executive's annual base salary, or (ii) a material reduction in the Executive's annual incentive plan bonus payment other than for financial performance as it broadly applies to all similarly situated Executives in the same plan, or (iii) a material reduction in the Executive's retirement or supplemental retirement benefits that does not broadly apply to all Executives in the same plan or; (c) transfer of the Executive's office to a location that is more than fifty (50) miles from the Executive's current principal office location, then in any such event, the Company shall pay the Executive a severance benefit in cash within 30 days after such termination in an amount equal to two times the Executive's annual base salary then in effect.

     3.   GOLDEN PARACHUTE CAP.  Notwithstanding any provision in this Agreement
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to the contrary, in no event shall the total payments under this Agreement that are deemed to be contingent upon a Change of Control in accordance with the rules set forth in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), when added to the present value of all other payments that are payable to the Executive and are contingent upon a Change of Control, exceed an amount equal to two hundred and ninety-nine percent (299%) of the

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Executive's "base amount" as that term is defined in Section 280G of the Code and regulations thereunder.

      4.   WAIVER OF CONDITION PRECEDENT.  In the event of termination of
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employment per Paragraph 2 of this Agreement, then Paragraph 5.7(ii) of the
Supplemental Executive Retirement Plan is waived.

      5.   ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any rights or
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obligations hereunder may be assigned or pledged by the Executive.  This
Agreement and the rights and obligations of the parties hereunder shall be binding upon, and inure to the benefit of, the parties hereto, the heirs and legal representatives of the Executives and the successors and assigns of the Company.

      6.   NO RIGHT TO EMPLOYMENT.  Nothing herein shall confer upon the
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Executive any right to continue in the employ of the Company or a subsidiary thereof or shall interfere in any way with the right of the Company or any subsidiary to terminate such employment at any time.

      7.   SEVERABILITY.  Should any provision of this Agreement be declared
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illegal or unenforceable by any court of competent jurisdiction in any action or proceeding, and such provision cannot be modified to be enforceable, such provision shall immediately become null and void and the parties shall renegotiate such provision in good faith, leaving the remainder of this Agreement in full force and effect.

      8.   NOTICES.  Any notice to be given hereunder shall be effective upon
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receipt, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid to the following address or such other places as either party shall designate in writing:

      If to the Company:    National Medical Enterprises, Inc.
                            2700 Colorado Avenue
                            Santa Monica, California
                            Attention:  Chief Executive Officer

      with a copy to:       National Medical Enterprises, Inc.
                            2700 Colorado Avenue
                            Santa Monica, California
                            Attention:  General Counsel

      If to the Executive:  _________________________________________
                            _________________________________________
                            _________________________________________
                            _________________________________________

      9.   NO ORAL MODIFICATIONS.  This Agreement shall not be amended or
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modified except by a written instrument executed by both parties to this
Agreement.

      10.  ENTIRE AGREEMENT.  This Severance Protection Agreement contains the
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entire agreement between the parties hereto regarding the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the

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parties hereto regarding the subject matter hereof.  Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement regarding the subject matter hereof will be binding. Each party hereto further acknowledges and agrees that any modifications of this Agreement will be effective only if it is in writing and signed by the party to be charged.

      11.  GOVERNING LAW.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California, other than its rules for choice of laws.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    NATIONAL MEDICAL ENTERPRISES, INC.



                              By:    /s/   MICHAEL H. FOCHT, SR.
                                    -----------------------------------
                              Its:  President & Chief Operating Officer
                                    -----------------------------------


                                    ___________________________________
                                    Barry Schochet


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